Exhibit 5.1

November 18, 2016

CrossAmerica Partners LP

515 West Hamilton Street, Suite 200

Allentown, PA 18101

Ladies and Gentlemen:

We have acted as counsel to CrossAmerica Partners LP, a Delaware limited partnership (the “Partnership”), and CrossAmerica Finance Corp., a Delaware corporation (“Finance Corp”), as well as Lehigh Gas Wholesale LLC, a Delaware limited liability company, Lehigh Gas Wholesale Services, Inc., a Delaware corporation, LGP Realty Holdings LP, a Delaware limited partnership, LGP Realty Holdings GP LLC, a Delaware limited liability company, LGP Operations LLC, a Delaware limited liability company, Minnesota Nice Holdings Inc. a Delaware corporation, CAP Operations, Inc, a Delaware corporation, NTI Drop Down One, LLC, a Delaware limited liability company, NTI Drop Down Two, LLC, a Delaware limited liability company, NTI Drop Down Three, LLC, a Delaware limited liability company, CAP West Virginia Holdings, LLC, a Delaware limited liability company (collectively, the “Delaware Guarantors”), Erickson Oil Products, Inc. and Freedom Value Centers, Inc., each a Wisconsin corporation (collectively, the “Wisconsin Guarantors”), M & J Operations, LLC, a West Virginia limited liability company (the “West Virginia Guarantor”), Express Lane, Inc., a Florida corporation (the “Florida Guarantor”) and Petroleum Marketers, Incorporated, PM Terminals, Inc., PM Properties, Inc. and Stop in Food Stores, Inc., each a Virginia corporation (collectively, the “Virginia Guarantors” and, together with the Delaware Guarantors, the Wisconsin Guarantors, the West Virginia Guarantor and the Florida Guarantor, collectively the “Guarantors”) in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by the Partnership, Finance Corp and the Guarantors on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), including the preliminary prospectus included therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Partnership, Finance Corp and the Guarantors, as applicable, from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of up to an aggregate of $500,000,000 of securities consisting of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) other classes of units representing limited partner interests in the Partnership (the “Other Units”);

(3) senior debt securities or subordinated debt securities consisting of notes, debentures or other evidences of indebtedness of the Partnership (collectively, the “Debt Securities”) which may be co-issued by Finance Corp, in one or more series, under the senior indenture (the “Senior Indenture”) or the subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Partnership and Finance Corp and a trustee (the “Trustee”), the forms of which are filed as exhibits to the Registration Statement; and

(4) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors.

The Common Units, the Other Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Offered Securities.” The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

CrossAmerica Partners LP

November 18, 2016

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, including the Prospectus;

(ii)	the form of the Senior Indenture;

(iii)	the form of the Subordinated Indenture;

(iv)	resolutions of CrossAmerica GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), of Finance Corp and of each of the Delaware Guarantors on October 24, 2016 relating to the registration of the Offered Securities and related matters;

(v)	the Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware as of November 17, 2016 and the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Partnership Agreement”);

(vi)	the Certificate of Incorporation of Finance Corp, certified by the Secretary of State of the State of Delaware as of November 17, 2016 and the bylaws of Finance Corp, as amended to date;

(vii)	the certificate of limited partnership, certificate of incorporation or certificate of formation, as applicable, of each of the Delaware Guarantors, each as certified by the respective Secretary of State, and the bylaws, partnership agreement or limited liability company agreement, as applicable, of each of the Delaware Guarantors, as amended to date;

(viii)	certificates of the Secretary of State of the State of Delaware as to the incorporation or formation and good standing of each of the Partnership, Finance Corp and each of the Delaware Guarantors under the laws of the State of Delaware, each dated as of November 16, 2016;

(ix)	the Secretary’s Certificate, dated as of the date hereof, of each of the Partnership, Finance Corp and each of the Delaware Guarantors, certifying as to, among other things, the partnership agreement, bylaws, and limited liability company agreement, as applicable, of the Partnership, Finance Corp and each of the Delaware Guarantors, as in effect as of the date hereof; and

(x)	such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making our examination, we have assumed and not verified that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (vii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (viii) the certificates for the Common Units and Other Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units and the Preferred Units; (ix) a prospectus supplement will have been prepared and filed with the SEC describing the Offered Securities offered thereby; (x) the Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto; (xi) each of the Company, Finance Corp and the Delaware Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware; (xii) the Florida Guarantor is duly incorporated and is validly existing and in good standing under the laws of the State of Florida; (xiii) each of the Virginia Guarantors, the Wisconsin Guarantors and

CrossAmerica Partners LP

November 18, 2016

the West Virginia Guarantor is duly incorporated and is validly existing and in good standing under the laws of the State of Virginia; (xiv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (xv) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xvi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

(i)	With respect to the Common Units or Other Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units or Other Units, the terms of the offering thereof and related matters and (b) the Common Units or Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units or Other Units will be validly issued and nonassessable limited partner interests in the Partnership. We note, however, that purchasers of such Common Units or Other Units may be obligated to repay any funds wrongfully distributed to such purchasers by the Partnership.

(ii)	With respect to the Debt Securities and the Guarantees, when (1) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (2) the Partnership, Finance Corp and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (3) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, the Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership and the Guarantors, as applicable, enforceable against the Partnership and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion other than as to the federal laws of the United States of America, the internal laws of the State of New York, DRULPA, the Delaware Limited Liability Company Act, and the Delaware General Corporation Law.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under

CrossAmerica Partners LP

November 18, 2016

Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law after the effective date of the Registration Statement.

Very truly yours,

/s/ Paul Hastings LLP